                                                               Exhibit 11
                                                               Page 1 of 2

                              COLGATE-PALMOLIVE COMPANY

                       COMPUTATION OF EARNINGS PER COMMON SHARE

                     Dollars in Millions Except Per Share Amounts
                                     (Unaudited)


                                                      Three Months Ended       Nine Months Ended
                                                        September 30,            September 30,
                                                       ---------------          ----------------
                                                    1997            1996      1997           1996
                                                   ------          ------    ------        ------
PRIMARY
Earnings:

  Net income...............................        $188.6          $160.9    $534.0        $453.3

  Deduct:  Dividends on preferred shares, net of
  income taxes.............................           5.2             5.3      15.7          16.1
                                                  -------         -------    ------        ------

  Net income applicable to common shares...        $183.4          $155.6    $518.3        $437.2
                                                  -------         -------    ------        ------
                                                  -------         -------    ------        ------
Shares (in millions):
Weighted average common shares outstanding..        295.9           293.6     295.3         292.8
                                                  -------         -------    ------        ------
                                                  -------         -------    ------        ------
Earnings per common share, primary.........          $.62            $.53     $1.76         $1.49
                                                  -------         -------    ------        ------
                                                  -------         -------    ------        ------


                                                             Exhibit 11
                                                             Page 2 of 2

                              COLGATE-PALMOLIVE COMPANY

                       COMPUTATION OF EARNINGS PER COMMON SHARE

                     Dollars in Millions Except Per Share Amounts
                                     (Unaudited)



                                                      Three Months Ended            Nine Months Ended
                                                        September 30,                 September 30,
                                                       -----------------             ----------------
                                                     1997             1996         1997             1996
                                                    -----            -----        -----            -----
ASSUMING FULL DILUTION
Earnings:
  Net income.................................       $188.6          $160.9        $534.0          $453.3
  Deduct:
  Dividends on preferred shares..............           .1              .1            .4              .4
  Replacement funding resulting from assumed
    conversion of Series B
  Convertible Preference Stock, net of tax...           .5             1.2           1.5             3.7
                                                    ------          ------        ------          ------
  Net income applicable to common shares.....       $188.0          $159.6        $532.1          $449.2
                                                    ------          ------        ------          ------
                                                    ------          ------        ------          ------
Shares (in millions):

  Weighted average number of common shares
    outstanding..............................        295.9           293.6         295.3           292.8

  Assumed conversion of options reduced by
    the number of shares which could have been
    purchased with the proceeds from the exercise
    of such options..........................          7.5            5.2            7.9             5.4

  Assumed conversion of Series B Convertible
  Preference Stock...........................         23.0           23.4           23.0            23.4
                                                    ------          ------        ------          ------
  Weighted average number of common shares
    outstanding, as adjusted.................        326.4          322.2          326.2           321.6
                                                    ------          ------        ------          ------
                                                    ------          ------        ------          ------
  Earnings per common share, assuming full
    dilution.................................         $.58            $.50         $1.63           $1.40
                                                    ------          ------        ------          ------
                                                    ------          ------        ------          ------